July 1, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

Ladies and Gentlemen:

We have read Item 4 of Chesapeake Energy Corporation's Form 8-K dated July 1, 1996 and are in agreement with the statements contained in paragraph 4(a) therein.

Yours very truly,

PRICE WATERHOUSE LLP

Price Waterhouse LLP
Oklahoma City, Oklahoma